CITY NATIONAL BANCSHARES CORPORATION
                                900 Broad Street
                            Newark, New Jersey 07102


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on Thursday, May 21, 1998



Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of City National Bancshares Corporation (the "Corporation") will be held at City National Bank of New Jersey (the "Bank"), located at 900 Broad Street, Newark, New Jersey, on Thursday, May 21, 1998, at 6:00 p.m. for the purpose of considering and voting upon the following matters:

(1) The election of three directors named in the accompanying Proxy Statement to serve as directors until their successors are elected and qualified

(2) Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998

(3) Such other business as shall properly come before the Meeting, or any adjournments thereof.

Stockholders of record at the close of business on April 14, 1998 are entitled to notice of and to vote at the meeting. Each share of such stock is entitled to one vote. Whether or not you will attend the Meeting, it is suggested that you execute and return the enclosed proxy to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the meeting.

For a period of 10 days prior to the meeting, a stockholders' list will be kept at the Corporation's principal office and shall be available for inspection by stockholders during normal business hours. A stockholder list shall be present and available for inspection at the Meeting.

The Corporation's Proxy Statement and its 1997 Annual Report to Stockholders accompany this Notice.

                                              By order of the Board of Directors



                                              Lemar C. Whigham
Newark, New Jersey                            Secretary
April 21, 1998

                                 PROXY STATEMENT
                      CITY NATIONAL BANCSHARES CORPORATION
                                900 Broad Street
                                Newark, NJ 07102

                             SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of City National Bancshares Corporation (the "Corporation") for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Thursday, May 21, 1998, at 6:00 p.m., at City National Bank of New Jersey, located at 900 Broad Street, Newark, New Jersey or at any adjournment thereof.

Voting and revocability of proxy
A form of proxy is enclosed for use at the meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before its exercise by giving written notice to the Secretary of the Corporation. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any stockholder may attend the meeting and vote in person whether or not a proxy has previously been turned in. Where a choice or abstention is specified in the form of proxy with respect to a matter being voted upon, the shares represented by proxy will be voted in accordance with such specification. If a proxy is signed but no specification is given, the shares will be voted for the director nominees named herein and in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders.

Only holders of record of the Corporation's common stock at the close of business on April 14, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote, 114,141 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the purposes of the Meeting.

For purposes of counting votes, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of this proposal by the stockholders. If a broker or nominee indicates that it does not have discretionary authority to vote on this Proposal as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to this proposal.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to each person known to the Corporation, to be a beneficial owner of more than five percent of the Corporation's common stock as of March 15, 1998.

                                    Number of Shares         Percentage of Total
Name                                Beneficially Owned       Shares Outstanding
--------------------------------------------------------------------------------

Louis E. Prezeau                        13,773(1)                   11.87%

Lemar C. Whigham                         9,122(2)                    7.99

Carolyn Whigham                          8,495                       7.44

Eugene Giscombe                          7,100                       6.22

United Negro College Fund, Inc.          6,800                       5.96

(1) Includes unexercised stock options to acquire 1,900 shares of common stock and 603 shares held by his sons, 40 shares held by his daughter and 610 shares held by his wife.
(2)  Includes 950 shares held by his wife.
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
The Board of Directors of the Corporation is divided into three classes of approximately equal size. Directors are elected for three-year terms on a staggered basis, so that the term of office of one class will expire each year at the Annual Meeting of Stockholders when a successor is elected and qualified and the terms of office of the other classes will extend for additional periods of one and two years, respectively.


Vote Required
The affirmative vote of the holders of a plurality of the shares of common stock of the Corporation, present in person or by proxy, and entitled to vote at the Meeting is required to elect the directors.

Stockholders will elect three directors at the Meeting. Messrs. Jeffries and Whigham along with Ms. Coleman will be elected to serve until the 2001 Annual Meeting of Stockholders. It is intended that the proxies will be voted for the aforementioned nominees, or if any nominee is unable or declines to serve as director at the time of election, for any substitute nominee selected by the Board of Directors of the Corporation. The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Information is presented below as of March 15, 1998, as to age, business experience, the number of shares of City National Bancshares Corporation beneficially owned and the period during which each director has served on the Board of City National Bancshares Corporation and City National Bank of New Jersey (the "Bank") as well as the number of shares of such common stock beneficially owned by all "named" officers.

  Name of Director            Age  Director    Term     Business Experience                            Number of     Percentage of
                                   Since       Ends                                                       Shares      Total Shares
                                                                                                                      Outstanding
--------------------------- ------ ----------- -------- -------------------------------------------- ------------ -----------------
Douglas E. Anderson          48       1989      1999    Senior Vice President, Chase Manhattan            225                  *
                                                        Bank
Barbara Bell Coleman         47       1995      1998    Retired                                           168                  *
Leon Ewing                   69       1973      2000    President, Ewing Bonding Agency                 2,340(1)             2.05%
Eugene Giscombe              57       1991      1999    President, Giscombe Henderson, Inc.             7,100                6.22
                                                        (property management firm)President, 103
                                                        East 125th Street Corporation (property
                                                        holding company)
Norman Jeffries              55       1989      1998    Fiscal Manager, Newark Preschool Council,         174                 *
                                                        Inc.
Louis E. Prezeau             54       1989      1999    President and Chief Executive Officer,         13,773(2)            11.87
                                                        City National Bank of New Jersey and City
                                                        National Bancshares Corporation
Lemar C. Whigham             53       1989      1998    President, L & W Enterprises (vending           9,122(3)             7.99
                                                        machine operations)
Directors and executive                                                                                36,000               31.02(4)
officers as a group (9
persons)

(1)  Includes 1,790 shares held by Mr. Ewing individually and 550 shares held jointly with his wife.
(2)  Includes unexercised stock options to acquire 1,900 shares of common stock and 603 shares held by his sons, 40 shares held by his daughter and 610 shares held by his wife.
(3)  Includes 950 shares held by his wife.
(4)  The number of shares of common stock used in calculating  the percentage of total shares owned includes  116,041 shares of common stock  outstanding as of March 15, 1998 plus 1,900  shares  purchasable  pursuant to  unexercised options.
*    Less than 1%

Committees of the Board of Directors
All directors of the Corporation are also directors of the Bank. Regular meetings of the Corporation and the Bank are held monthly. Additional meetings are held when deemed necessary. In addition to meeting as a group to review the Corporation's business, certain members of the Board also devote their time and talents to certain standing committees. Because the Board of Directors of the Corporation has no committees, their functions were fulfilled by the committees of the Board of Directors of the Bank. Messrs. Giscombe and Prezeau serve as ex-officio members of all committees except for the Audit/Examining Committee. Committee members, other than ex-officio members and principal functions of each committee are set forth below.

The Audit/Examining Committee of which Mr. Jeffries is chairperson, and also consists of Messrs. Ewing and Whigham, meets with the independent accountants, reviews significant auditing and accounting matters, reviews the adequacy of the system of internal controls, and reviews examination reports of national and federal regulatory agencies and independent accountants.

The Loan and Discount Committee, of which Mr. Anderson is chairperson, and also consists of Messrs. Ewing, Jeffries, Giscombe, Jeffries, Prezeau and Whigham and Ms. Coleman, reviews all loan policy changes and loans approved by management, and approves loans over specific amounts.

The Investment Committee, of which Mr. Prezeau is chairperson, and also consists of Messrs. Anderson, Ewing, Giscombe, and Whigham, reviews all investment policy changes, along with purchases and sales.

The Personnel/Director and Management Review Committee, of which Mr. Giscombe is chairperson, and also consists of Messrs. Jeffries and Whigham and Ms. Coleman, deals in broad terms with personnel matters and reviews director and officer compensation.
The Building and Grounds Committee, of which Mr. Ewing is chairperson, also consists of Messrs. Giscombe, Prezeau and Whigham, meets to consider branch expansion and matters concerning Corporation premises.

The Marketing Committee, of which Ms. Coleman is chairperson, and also consists of Messrs. Anderson and Whigham, deals in broad terms with marketing matters.

During 1997, the Board of Directors held 12 regular monthly meetings and one special meeting. A quorum was present at all meetings. No incumbent director attended fewer than 75% of the meetings held by the Board and Committees of which such director was a member. In addition, during 1997, the Audit/Examining Committee held four meetings, the Loan and Discount Committee held 12 meetings, the Investment Committee held four meetings, the Personnel/Director and Management Review Committee held two meetings and the Marketing Committee held one meeting.

Each director of the Corporation receives an annual retainer of $1,500 and a $400 fee for each board meeting attended except for the Chairperson, who receives $550, and the Secretary who receives $500. Audit Committee members receive $175 for each meeting attended, while members of other committees receive $150 for each committee meeting attended, except for the chairperson, who receives $200 for each committee other than the Loan and Discount Committee, for which the chairperson fee is $250.

Salary Continuation Plan
During 1997, the Corporation adopted a Salary Continuation Agreement for certain highly compensated officers. The Agreement provides each such officer with a normal retirement benefit equal to 40% of the annual base salary payable to the officer during the last complete fiscal year of the Corporation. The benefit is payable beginning at age 65 for a period of fifteen years. If the officer terminates employment before the normal retirement date for reasons other than death, the annual benefit is equal to of the officer's annual base salary prior to termination, which is multiplied by a fraction. The numerator of the fraction is the officer's actual years of service prior to the termination date and the denominator is the years of service the officer would have had, if he had worked until normal retirement date. The benefit is payable for fifteen beginning with the month following the early retirement.

If a change of control of the Corporation, as defined, occurs and the officer leaves the employment of the Corporation, then the officer would be entitled to a lump sum benefit payable within thirty days after a change of control. The amount of the benefit is equal to the present value of a theoretical series of 180 equal monthly payments with each payment equal to 1/12 of the normal retirement benefit. This amount is computed using an annual discount rate of 4%. No reduction due to years of service applies to the change of control benefit.

The table below sets forth information with respect to the estimated and annual benefits payable upon retirement based upon specified compensation levels under the Salary Continuation Plan:

---------------------------------------------------------
FINAL ANNUAL BASE SALARY   SALARY CONTINUATION ANNUAL
                                     BENEFIT
---------------------------------------------------------
        $100,000                     $40,000
        $125,000                     $50,000
        $150,000                     $60,000
        $175,000                     $70,000
        $200,000                     $80,000
        $225,000                     $90,000
        $250,000                    $100,000
---------------------------------------------------------

Director Retirement Plan
Directors also participate in a Director Retirement Plan, which is intended to assure that the compensation arrangements for directors of the Corporation are adequate to attract and retain highly qualified individuals. Under the Director Retirement Plan, an amount of director fees paid to the director during the then last full fiscal year of the the Corporation. The annual benefit is to be paid each year for ten years beginning at age 65. If the director terminates employment before the normal retirement date, a reduced benefit is paid to the director based upon the completion a minimum number of years of service as follows:

---------------------------------------------------------
    YEARS OF SERVICE          APPLICABLE PERCENTAGE
---------------------------------------------------------
---------------------------------------------------------
more than or equal 5,
less than 7                          20%

more than or equal 7,
less than 8                          40%

more than or equal 8,
less than 9                          60%

more than or equal 5,
less than 7                          80%

10 or more                          100%
---------------------------------------------------------


If a change of control of the Corporation, as defined, occurs and a director leaves the Bank, a lump sum benefit is payable to the director within thirty days after the change of control. The amount of the benefit is equal to the present equal to 1/12 of the normal retirement benefit. This amount is computed using an annual discount rate of 4%. No reduction due to years of service applies to the change of control benefit.

                             EXECUTIVE COMPENSATION
The following table sets forth the compensation of those executive officers with annual compensation in excess of $100,000 during 1997.

                           Summary compensation table
                                                    Annual Compensation                                    Long-term Compensation
Name and                                                                           Other                         Options/
Principal Position                           Year       Salary       Bonus   Compensation(1)               SARs (number of shares)
------------------------------------------------------------------------------------------------------------------------------------
Louis E. Prezeau                             1997    $ 137,500    $ 40,000       $ 8,790 (2)
  President and Chief Executive Officer,     1996      125,000      27,500         6,102 (2)                          -
  City National Bancshares Corporation       1995      125,000      30,000         6,733 (2)                          -
  and City National Bank of New Jersey

Stanley Weeks                                1997    $  89,962    $ 40,000       $ 8,790 (3)                          -
  Senior Vice President and Chief Credit
  Officer, City National Bank of New Jersey

(1)  Perquisites and other personal benefits paid to any named executive officer did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for that individual and are, therefore, not presented.
(2)  Includes  payments  made under the  Corporation's  profit  sharing  plan of
     $5,220,  $2,197,  and $2,813 in 1997,  1996,  and 1995,  respectively,  and insurance  premiums  paid on a life  insurance  policy  on the  life of Mr.
     Prezeau  of  $3,570,   $3,905,   and  $3,920,  in  1997,  1996,  and  1995,
     respectively.
(3)  Includes payments made under the Corporation's profit sharing plan of $3,635 in 1997 and insurance premiums paid on a life insurance policy on the life of Mr. Weeks of $832 in 1997.

Set forth below are the executive officers of the Corporation or the Bank.

                                        In Office
Name                           Age          Since     Office and Business Experience
------------------------------------------------------------------------------------------------------------------------------------
Louis E. Prezeau                55           1989     President and Chief Executive Officer, City National Bancshares Corporation
                                                      and City National Bank of New Jersey

Stanley Weeks                   41           1994     Senior Vice President and Chief Credit Officer City National Bank of New
                                                      Jersey1984-1994, Vice President, First Fidelity Bank, N.A.

Edward R. Wright                52           1994     Senior Vice President and Chief Financial Officer, City National Bancshares
                                                      Corporation and City National Bank of New Jersey1978-1994, Executive Vice
                                                      President and Chief Financial Officer, Rock Financial Corporation

Employment agreements
The Corporation has an employment agreement with Mr. Prezeau expiring May 23, 2000 which provides for an annual base salary of $150,000 in addition to performance and other bonuses payable in either cash or common stock of the Corporation.

The agreement also provides that Mr. Prezeau may terminate his employment if there is a change in control of the Corporation which does not receive prior approval from the Corporation's Board of Directors or if the stockholders of the Corporation fail to elect Mr. Prezeau as a director of the Corporation at any time during which his employment agreement remains in effect. In these instances, Mr. Prezeau is entitled to accrued but unpaid salary and bonus. In the event Mr. Prezeau's employment is terminated by the Corporation and the Bank without cause, or Mr. Prezeau's employment expires and the Corporation and the Bank fail to renew the employment agreement on substantially the same terms, Mr. Prezeau is entitled to received an amount equal to his then current annual salary.

The agreement also grants Mr. Prezeau the option to purchase up to 5,700 shares of the Corporation's common stock at an option price of $20.00 per share, subject to adjustments for certain events, such as stock dividends and splits. The option granted can be exercised as follows:

Year 1 - May 1, 1997 to April 30, 1998 - 1900 shares
Year 2 - May 1, 1998 to April 30, 1999 - 3800 shares less any shares executed in Year 1 Year 3 - May 1, 1999 to April 30, 2000 - 5700 shares less any shares executed in Years 1 & 2

             ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Transactions With Management
Certain directors of the Corporation had loans with the Bank in 1997. These loans were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with others and did not involve more than the normal risk of collectability or present other unfavorable features. The Bank may have similar transactions in the future.

Section 16 (a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CNBC's executive officers and directors, and any persons owning ten percent or more of CNBC's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). The rules of the SEC regarding the filing of such statements require that late filings of such statements be disclosed in the proxy statement. To the best of management's knowledge, CNBC believes that all such statements were timely filed in 1997.

                                   PROPOSAL 2
                       APPOINTMENT OF INDEPENDENT AUDITORS
KPMG Peat Marwick LLP, Certified Public Accountants, served as the independent auditors for the Corporation for the year ended December 31, 1997. Services provided included the examination of the consolidated financial statements and preparation of the tax returns.

The Board of Directors of the Corporation has appointed KPMG Peat Marwick LLP as the independent auditors for the Corporation and the Bank for the fiscal year 1998. Stockholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board of Directors may reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the Meeting is required for ratification.

Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be allowed to make a statement if they so desire. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

The Corporation has been advised by KPMG Peat Marwick LLP that the firm and its partners have no direct financial interest and no material indirect financial interest in the Corporation or the Bank.

                              STOCKHOLDER PROPOSALS
Stockholders who intend to present proposals at the 1999 Annual Meeting of Stockholders must present written proposals to the Corporation by December 15, 1998, for inclusion in the Corporations' proxy statement.


                                  OTHER MATTERS
Management knows of no other business scheduled for consideration at the Annual Meeting. Should any matter properly come before the Meeting or any adjournment thereof, it is intended that proxies will vote in accordance with their own judgment.




                                            By order of the Board of Directors




April 21, 1998                              Lemar C. Whigham
                                            Secretary